Exhibit 99.1

THE WENDY’S COMPANY REPORTS PRELIMINARY FOURTH QUARTER AND FULL YEAR 2022 RESULTS

Increases regular quarterly cash dividend to 25 cents per share, announces new $500 million share repurchase authorization

Dublin, Ohio (January 13, 2023) - The Wendy’s Company (Nasdaq: WEN) today reported preliminary, unaudited results for the fourth quarter and fiscal year ended January 1, 2023. The Company plans to release its audited financial statements and file its annual report on Form 10-K on March 1, 2023.

“Our 2022 results highlight the strength and resiliency of the Wendy’s® brand as we continued to deliver compelling sales and profit growth,” President and Chief Executive Officer Todd Penegor said. “During the year, global same-restaurant sales reached double digits on a two-year basis for the second consecutive year, Company restaurant margins expanded by almost 300 basis points in the fourth quarter versus the first quarter, and we opened over 275 restaurants across the globe. Supported by our business momentum and strong liquidity position, I am pleased to announce that our Board of Directors has approved a 100% increase in our quarterly dividend to $0.25 per share and a new $500 million share repurchase authorization. These actions are in alignment with our capital allocation policy while providing significant flexibility to continue to invest in growth.”

Nelson Peltz, Chief Executive Officer and a Founding Partner of Trian Fund Management, L.P., Wendy’s largest shareholder, and Wendy’s Non-Executive Chairman, said, “Trian believes strongly in the future of Wendy’s, is confident in the Company’s growth plans and is strongly supportive of the capital allocation strategy announced today.” Mr. Peltz continued, “Trian believes that the Company is well-positioned to deliver significant long-term value for shareholders and looks forward to continuing to work with the Board and leadership team to do so.”

Fourth Quarter and Full Year 2022 Summary

See “Disclosure Regarding Non-GAAP Financial Measures” and the reconciliation tables that accompany this release for a discussion and reconciliation of certain non-GAAP financial measures included in this release.

Operational Highlights	Fourth Quarter		Full Year
	2022	2021	2022	2021
Systemwide Sales Growth(1)
U.S.	7.2%	(0.7)%	5.3%	8.6%
International(2)	16.8%	13.5%	19.2%	20.7%
Global	8.4%	0.8%	6.8%	9.8%
Same-Restaurant Sales Growth(1)
U.S.	5.9%	6.1%	3.9%	9.2%
International(2)	9.9%	18.1%	12.4%	17.6%
Global	6.4%	7.3%	4.9%	10.0%
Systemwide Sales (In US$ Millions)(3)
U.S.	$2,976	$2,775	$11,694	$11,111
International(2)	$414	$367	$1,606	$1,397
Global	$3,390	$3,141	$13,301	$12,507

(1) Systemwide sales growth and same-restaurant sales growth are calculated on a constant currency basis and include sales by both Company-operated and franchise restaurants.

(2) Excludes Venezuela and Argentina.

(3) Systemwide sales include sales at both Company-operated and franchise restaurants.

Operational Highlights, continued	Fourth Quarter		Full Year
	2022	2021	2022	2021
Restaurant Openings
U.S. - Total / Net	38 / (3)	54 / 37	139 / 56	123 / 57
International - Total / Net	40 / 18	27 / 21	137 / 90	87 / 64
Global - Total / Net	78 / 15	81 / 58	276 / 146	210 / 121
Global Reimaging Completion Percentage			79%	72%

Financial Highlights	Fourth Quarter			Full Year
	2022	2021	B / (W)	2022	2021	B / (W)

(In Millions Except Per Share Amounts)	(Unaudited)			(Unaudited)
Total Revenues	$536.5	$473.2	13.4%	$2,095.5	$1,897.0	10.5%
Adjusted Revenues(1)	$431.3	$373.4	15.5%	$1,689.3	$1,507.5	12.1%
Company-Operated Restaurant Margin	14.5%	14.5%	— %	13.8%	16.7%	(2.9)%
General and Administrative Expense	$68.5	$64.4	(6.4)%	$255.0	$243.0	(4.9)%
Operating Profit	$84.0	$76.9	9.2%	$353.3	$367.0	(3.7)%
Adjusted EBITDA	$123.5	$102.7	20.3%	$497.8	$467.0	6.6%

(1)	Total revenues less advertising funds revenue.

Company Increases Quarterly Dividend to 25 Cents

The Company announced today a 100% increase in its regular quarterly cash dividend to 25 cents per share. This increase will be effective beginning with the Company’s first quarter dividend, payable on March 15, 2023, to stockholders of record as of March 1, 2023. The Company believes that its strong liquidity position, business momentum, and expected free cash flow growth support this increase, while providing flexibility to continue to invest in growth. The number of common shares outstanding as of January 6, 2023 was approximately 213 million.

Board of Directors Approves a New $500 Million Share Repurchase Authorization

The Company’s Board of Directors has approved a new $500 million share repurchase authorization, expiring in February 2027. The previously approved $250 million share repurchase authorization, which was set to expire in February 2023, has been cancelled.

Organizational Redesign

The Company announced today that it intends to embark on a broader redesign of its organizational structure. The redesign will be made in an effort to better support the execution of the Company’s long-term growth strategy by maximizing organizational efficiency and streamlining decision making. As a result of the redesign, the Company anticipates its 2023 and 2024 G&A will be relatively flat versus 2022, despite elevated inflationary pressures. The Company remains committed to driving accelerated growth across its three strategic pillars of building its breakfast daypart, accelerating its digital business, and growing its global footprint.

Conference Call and Webcast Scheduled for 8:30 a.m. Today, January 13

The Company will host a conference call on Friday, January 13 at 8:30 a.m. ET, with a simultaneous webcast from the Company’s Investor Relations website at www.irwendys.com. The related presentation materials will also be available on the Company’s Investor Relations website. The live conference call will be available by telephone at (844) 200-6205 for domestic callers and (929) 526-1599 for international callers, both using event ID 853116. An archived webcast and presentation materials will be available on the Company’s Investor Relations website.

Company to Release Audited Fourth Quarter and Full Year 2022 Results on March 1, 2023

The Company plans to release its audited fourth quarter and full year 2022 results, share its 2023 financial outlook, and provide its long-term financial outlook on Wednesday, March 1, 2023. The Company will host a conference call that same morning at 8:30 a.m. ET, with a simultaneous webcast from the Company’s Investor Relations website at www.irwendys.com. The related presentation materials will also be available on the Company’s Investor Relations website. The live conference call will be available by telephone at (844) 200-6205 for domestic callers and (929) 526-1599 for international callers, both using event ID 920215. An archived webcast and presentation materials will be available on the Company’s Investor Relations website.

Forward-Looking Statements

This release contains certain statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). Generally, forward-looking statements include the words “may,” “believes,” “plans,” “expects,” “anticipates,” “intends,” “estimate,” “goal,” “upcoming,” “outlook,” “guidance” or the negation thereof, or similar expressions. In addition, all statements that address future operating, financial or business performance, strategies or initiatives, future efficiencies or savings, anticipated costs or charges, future capitalization, anticipated impacts of recent or pending investments or transactions and statements expressing general views about future results or brand health are forward-looking statements within the meaning of the Reform Act. Forward-looking statements are based on the Company’s expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors. For all such forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. The Company’s actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by the Company’s forward-looking statements.

Many important factors could affect the Company’s future results and cause those results to differ materially from those expressed in or implied by the Company’s forward-looking statements. Such factors include, but are not limited to, the following: (1) the disruption to the Company’s business from the novel coronavirus (COVID-19) pandemic and the impact of the pandemic on the Company’s results of operations, financial condition and prospects; (2) the impact of competition or poor customer experiences at Wendy’s restaurants; (3) adverse economic conditions or disruptions, including in regions with a high concentration of Wendy’s restaurants; (4) changes in discretionary consumer spending and consumer tastes and preferences; (5) impacts to the Company’s corporate reputation or the value and perception of the Company’s brand; (6) the effectiveness of the Company’s marketing and advertising programs and new product development; (7) the Company’s ability to manage the accelerated impact of social media; (8) the Company’s ability to protect its intellectual property; (9) food safety events or health concerns involving the Company’s products; (10) the Company’s ability to achieve its growth strategy through new restaurant development and its Image Activation program; (11) the Company’s ability to effectively manage the acquisition and disposition of restaurants or successfully implement other strategic initiatives; (12) risks associated with leasing and owning significant amounts of real estate, including environmental matters; (13) the Company’s ability to achieve and maintain market share in the breakfast daypart; (14) risks associated with the Company’s international operations, including the ability to execute its international growth strategy; (15) changes in commodity and other operating costs; (16) shortages or interruptions in the supply or distribution of the Company’s products and other risks associated with the Company’s independent supply chain purchasing co-op; (17) the impact of increased labor costs or labor shortages; (18) the continued succession and retention of key personnel and the effectiveness of the Company’s leadership and organizational structure; (19) risks associated with the Company’s digital commerce strategy, platforms and technologies, including its ability to adapt to changes in industry trends and consumer preferences; (20) the Company’s dependence on computer systems and information technology, including risks associated with the failure, misuse, interruption or breach of its systems or technology or other cyber incidents or deficiencies; (21) risks associated with the Company’s securitized financing facility and other debt agreements, including compliance with operational and financial covenants, restrictions on its ability to raise additional capital, the impact of its overall debt levels and the Company’s ability to generate sufficient cash flow to meet its debt service obligations and operate its business; (22) risks associated with the Company’s capital allocation policy, including the amount and timing of equity and debt repurchases and dividend payments; (23) risks associated with complaints and litigation, compliance with legal and regulatory requirements and an increased focus on environmental, social and governance issues; (24) risks associated with the availability and cost of insurance, changes in accounting standards, the recognition of impairment or other charges, the impact of reorganization and realignment initiatives, changes in tax rates or tax laws and fluctuations in foreign currency exchange rates; (25) conditions beyond the Company’s control, such as adverse weather conditions, natural disasters, hostilities, social unrest, health epidemics or pandemics or other catastrophic events; and (26) other risks and uncertainties cited in the Company’s releases, public statements and/or filings with the Securities and Exchange Commission, including those identified in the “Risk Factors” sections of the Company’s Forms 10-K and 10-Q.

In addition to the factors described above, there are risks associated with the Company’s predominantly franchised business model that could impact its results, performance and achievements. Such risks include the Company’s ability to identify, attract and retain experienced and qualified franchisees, the Company’s ability to effectively manage the transfer of restaurants between and among franchisees, the business and financial health of franchisees, the ability of franchisees to meet their royalty, advertising, development, reimaging and other commitments, participation by franchisees in brand strategies and the fact that franchisees are independent third parties that own, operate and are responsible for overseeing the operations of their restaurants. The Company’s predominantly franchised business model may also impact the ability of the Wendy’s system to effectively respond and adapt to market changes. Many of these risks have been or in the future may be heightened due to the business disruption and impact from the COVID-19 pandemic.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

The Company assumes no obligation to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities laws, although the Company may do so from time to time. The Company does not endorse any projections regarding future performance that may be made by third parties.

There can be no assurance that any additional regular quarterly cash dividends will be declared or paid after the date hereof, or of the amount or timing of such dividends, if any. Future dividend payments, if any, are subject to applicable law, will be made at the discretion of the Board of Directors and will be based on factors such as the Company’s earnings, financial condition and cash requirements and other factors.

Disclosure Regarding Non-GAAP Financial Measures

In addition to the financial measures presented in this release in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), the Company has included certain non-GAAP financial measures in this release, including adjusted revenue, adjusted EBITDA, free cash flow and systemwide sales.

The Company uses adjusted revenue, adjusted EBITDA, and systemwide sales as internal measures of business operating performance and as performance measures for benchmarking against the Company’s peers and competitors. Adjusted EBITDA and systemwide sales are also used by the Company in establishing performance goals for purposes of executive compensation. The Company believes its presentation of adjusted revenue, adjusted EBITDA, and systemwide sales provides a meaningful perspective of the underlying operating performance of our current business and enables investors to better understand and evaluate our historical and prospective operating performance. The Company believes these non-GAAP financial measures are important supplemental measures of operating performance because they eliminate items that vary from period to period without correlation to our core operating performance and highlight trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures. Due to the nature and/or size of the items being excluded, such items do not reflect future gains, losses, expenses or benefits and are not indicative of our future operating performance. The Company believes investors, analysts and other interested parties use adjusted revenue, adjusted EBITDA, and systemwide sales in evaluating issuers, and the presentation of these measures facilitates a comparative assessment of the Company’s operating performance in addition to the Company’s performance based on GAAP results.

This release also includes disclosure regarding the Company’s free cash flow. Free cash flow is a non-GAAP financial measure that is used by the Company as an internal measure of liquidity. Free cash flow is also used by the Company in establishing performance goals for purposes of executive compensation. The Company defines free cash flow as cash flows from operations minus (i) capital expenditures and (ii) the net change in the restricted operating assets and liabilities of the advertising fund and any excess/deficit of advertising funds revenue over advertising funds expense included in net income, as reported under GAAP. The impact of our advertising funds is excluded because the funds are used solely for advertising and are not available for the Company’s working capital needs. The Company believes free cash flow is an important liquidity measure for investors and other interested persons because it communicates how much cash flow is available for working capital needs or to be used for repurchasing shares, paying dividends, repaying or refinancing debt, financing possible acquisitions or investments or other uses of cash.

Adjusted revenue, adjusted EBITDA, free cash flow and systemwide sales are not recognized terms under GAAP, and the Company’s presentation of these non-GAAP financial measures does not replace the presentation of the Company’s financial results in accordance with GAAP. Because all companies do not calculate adjusted revenue, adjusted EBITDA, free cash flow and systemwide sales (and similarly titled financial measures) in the same way, those measures as used by other companies may not be consistent with the way the Company calculates such measures. The non-GAAP financial measures included in this release should not be construed as substitutes for or better indicators of the Company’s performance than the most directly comparable GAAP financial measures. See the reconciliation tables that accompany this release for additional information regarding certain of the non-GAAP financial measures included herein.

Key Business Measures

The Company tracks its results of operations and manages its business using certain key business measures, including same-restaurant sales, systemwide sales and Company-operated restaurant margin, which are measures commonly used in the quick-service restaurant industry that are important to understanding Company performance.

Same-restaurant sales and systemwide sales each include sales by both Company-operated and franchise restaurants. The Company reports same-restaurant sales for new restaurants after they have been open for 15 continuous months and for reimaged restaurants as soon as they reopen. Restaurants temporarily closed for more than one fiscal week are excluded from same-restaurant sales. For fiscal 2021, same-restaurant sales compared the 52 weeks from January 4, 2021 through January 2, 2022 to the 52 weeks from January 6, 2020 through January 3, 2021.

Franchise restaurant sales are reported by our franchisees and represent their revenues from sales at franchised Wendy’s restaurants. Sales by franchise restaurants are not recorded as Company revenues and are not included in the Company’s consolidated financial statements. However, the Company’s royalty revenues are computed as percentages of sales made by Wendy’s franchisees and, as a result, sales by franchisees have a direct effect on the Company’s royalty revenues and profitability.

Same-restaurant sales and systemwide sales exclude sales from Venezuela and Argentina due to the highly inflationary economies of those countries.

The Company calculates same-restaurant sales and systemwide sales growth on a constant currency basis. Constant currency results exclude the impact of foreign currency translation and are derived by translating current year results at prior year average exchange rates. The Company believes excluding the impact of foreign currency translation provides better year over year comparability.

Company-operated restaurant margin is defined as sales from Company-operated restaurants less cost of sales divided by sales from Company-operated restaurants. Cost of sales includes food and paper, restaurant labor and occupancy, advertising and other operating costs. Cost of sales excludes certain costs that support restaurant operations that are not allocated to individual restaurants, which are included in “General and administrative.” Cost of sales also excludes depreciation and amortization expense and impairment of long-lived assets. Therefore, as restaurant margin as presented excludes certain costs as described above, its usefulness may be limited and may not be comparable to other similarly titled measures of other companies in our industry.

About Wendy’s

Wendy’s® was founded in 1969 by Dave Thomas in Columbus, Ohio. Dave built his business on the premise, “Quality is our Recipe®,” which remains the guidepost of the Wendy’s system. Wendy’s is best known for its made-to-order square hamburgers, using fresh, never frozen beef*, freshly-prepared salads, and other signature items like chili, baked potatoes and the Frosty® dessert. The Wendy’s Company (Nasdaq: WEN) is committed to doing the right thing and making a positive difference in the lives of others. This is most visible through the Company’s support of the Dave Thomas Foundation for Adoption® and its signature Wendy’s Wonderful Kids® program, which seeks to find a loving, forever home for every child waiting to be adopted from the North American foster care system. Today, Wendy’s and its franchisees employ hundreds of thousands of people across approximately 7,000 restaurants worldwide with a vision of becoming the world’s most thriving and beloved restaurant brand. For details on franchising, connect with us at www.wendys.com/franchising. Visit www.wendys.com and www.squaredealblog.com for more information and connect with us on Twitter and Instagram using @wendys, and on Facebook at www.facebook.com/wendys.

*	Fresh beef available in the contiguous U.S., Alaska, and Canada.

Investor Contact:

Kelsey Freed

Director - Investor Relations

(614) 764-3345; kelsey.freed@wendys.com

Media Contact:

Heidi Schauer

Vice President – Communications, Public Affairs & Customer Care

(614) 764-3368; heidi.schauer@wendys.com

The Wendy’s Company and Subsidiaries

Consolidated Statements of Operations

Three and Twelve Month Periods Ended January 1, 2023 and January 2, 2022

(In Thousands Except Per Share Amounts)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	2022	2021	2022	2021
Revenues:
Sales	$227,655	$180,414	$896,585	$734,074
Franchise royalty revenue	124,173	116,288	485,488	460,709
Franchise fees	19,917	22,214	72,747	76,039
Franchise rental income	59,521	54,465	234,465	236,655
Advertising funds revenue	105,244	99,822	406,220	389,521

	536,510	473,203	2,095,505	1,896,998

Costs and expenses:
Cost of sales	194,663	154,240	773,169	611,680
Franchise support and other costs	12,280	15,820	46,736	42,900
Franchise rental expense	31,384	31,353	124,083	132,411
Advertising funds expense	113,718	101,109	430,760	411,751
General and administrative	68,473	64,394	254,979	242,970
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	32,503	32,297	133,414	125,540
Amortization of cloud computing arrangements	1,506	—	2,394	—
System optimization gains, net	(2,641)	(826)	(6,779)	(33,545)
Reorganization and realignment costs	70	1,167	698	8,548
Impairment of long-lived assets	3,738	420	6,420	2,251
Other operating income, net	(3,201)	(3,668)	(23,683)	(14,468)

	452,493	396,306	1,742,191	1,530,038

Operating profit	$84,017	$76,897	$353,314	$366,960

The Wendy’s Company and Subsidiaries

Reconciliations of Operating Profit to Adjusted EBITDA and Revenues to Adjusted Revenues

Three and Twelve Month Periods Ended January 1, 2023 and January 2, 2022

(In Thousands)

(Unaudited)

	Three Months Ended		Twelve Months Ended
	2022	2021	2022	2021
Operating profit	$84,017	$76,897	$353,314	$366,960
Plus (less):
Advertising funds revenue	(105,244)	(99,822)	(406,220)	(389,521)
Advertising funds expense (a)	109,512	92,612	414,545	386,751
Depreciation and amortization (exclusive of amortization of cloud computing arrangements shown separately below)	32,503	32,297	133,414	125,540
Amortization of cloud computing arrangements	1,506	—	2,394	—
System optimization gains, net	(2,641)	(826)	(6,779)	(33,545)
Reorganization and realignment costs	70	1,167	698	8,548
Impairment of long-lived assets	3,738	420	6,420	2,251

Adjusted EBITDA	$123,461	$102,745	$497,786	$466,984

Revenues	$536,510	$473,203	$2,095,505	$1,896,998
Less:
Advertising funds revenue	(105,244)	(99,822)	(406,220)	(389,521)

Adjusted revenues	$431,266	$373,381	$1,689,285	$1,507,477

(a)

Excludes advertising funds expense of $4,091 and $15,116 for the three and twelve months ended January 1, 2023, respectively, and $8,497 and $25,000 for the three and twelve months ended January 2, 2022, respectively, related to the Company’s funding of incremental advertising. In addition, excludes other international-related advertising deficit of $115 and $1,099 for the three and twelve months ended January 1, 2023, respectively.